Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-284449 on Form S-8 of JINXIN TECHNOLOGY HOLDING COMPANY of our report dated April 18, 2025, relating to the financial statements of JINXIN TECHNOLOGY HOLDING COMPANY appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ WWC, P.C.
San Mateo, California	WWC, P.C.
April 18, 2025	Certified Public Accountants
PCAOB ID: 1171